SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Westerbeke Corporation
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------




                           WESTERBEKE CORPORATION

                     -----------------------------------

                  Notice of Annual Meeting of Stockholders
                          to be held March 29, 1999

                     -----------------------------------

                                                            Avon, Massachusetts
                                                            March 5, 1999

To the Holders of Common Stock
 of WESTERBEKE CORPORATION:

      The Annual Meeting of the Stockholders of WESTERBEKE CORPORATION will be held at The Courtyard Marriott, 200 Technology Center Drive, Stoughton, Massachusetts, on Monday, March 29, 1999 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect two Class A directors of the Company for the ensuing three years.

      2. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the Company's fiscal year ending October 23, 1999.

      3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      The close of business on February 25, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive office located at Avon Industrial Park, Avon,
Massachusetts during the ten-day period preceding the Meeting.

                             By Order of the Board of Directors,

                                       Carleton F. Bryant, III, Secretary


      You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.



                               PROXY STATEMENT


      This Proxy Statement, which will be mailed commencing on or about March 5, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Westerbeke Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 29, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at Avon Industrial Park, Avon, Massachusetts 02322.

      Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

      At the close of business on February 25, 1999, the record date stated in the accompanying Notice, the Company had outstanding 1,917,812 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

      A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

      Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

      At February 25, 1999, the record date for the Meeting, Mr. John H. Westerbeke, Jr., the Chairman, President and a Class C Director of the Company, owned approximately 57.3% of the outstanding Common Stock of the Company. This ownership will enable him to elect the Board of Directors of the Company and thereby control the Company's policies. To the Company's knowledge, Mr. Westerbeke, Jr. will vote his shares of Common Stock in favor of each of the proposals presented at the Meeting.


                          I.  ELECTION OF DIRECTORS


      Two Class A directors will be elected at the Annual Meeting of Stockholders to be held on March 29, 1999, each to serve for three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Certificate of Incorporation, which provides for the division of the Board of Directors into three classes with the term of office for the Class A directors expiring at the Meeting. Class B directors and Class C directors will be elected at the Annual Meetings to be held in 2000 and 2001, respectively.

      On December 7, 1998, in order to make all classes of the Board of Directors as nearly equal in number as possible, the Board of Directors decreased the number of Class B directors from three to two and increased the number of Class A directors from one to two. Accordingly, Nicholas H. Safford resigned his position as a Class B director and the Board of Directors elected Mr. Safford as a Class A director to fill the vacancy in that class.

      It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

      The nominees, Gerald Bench and Nicholas H. Safford, are presently serving as Class A directors of the Company. Certain information concerning the nominees for election as Class A directors and the other directors of the Company is set forth below. Such information was furnished by them to the Company.

                                             Shares of Common Stock
Name and Certain                             Owned Beneficially          Percent
Biographical Information                     as of January 1, 1999(1)    of Class
------------------------                     ------------------------    --------

Nominees for Election
---------------------

GERALD BENCH (Class A director),                       6,660(2)               *
  age 58; President and Chief Executive
  Officer, Hadley Fruit Orchards, Inc.
  since November 1996; Consultant,
  Hadley Fruit Orchards, Inc. from
  March 1995 to November 1996;
  Partner, ICAP Marine Group
  (consulting firm) from November
  1993 to February 1995; Chairman
  and President, TDG Aerospace,
  Inc. (manufacturer of aircraft de-icing
  devices) from October 1991 to
  November 1993; President, Thermion,
  Inc.(manufacturer of heaters for
  aircraft de-icing devices) from
  April 1990 to September 1991;
  General Manager, Lermer
  Corporation (manufacturer of
  airline galley equipment) from
  June 1989 through March 1990;
  former Chairman of the Board,
  President, Chief Executive Officer
  and Director of E&B Marine Inc.
  (marine supplies and accessories)
  from prior to 1988; Director of the
  Company since June 1986.


NICHOLAS H. SAFFORD (Class A                          10,100(4)               *
  director), age 66; President,
  Nicholas H. Safford & Co., Inc.
  (investment counselor and private
  trustee) since 1983 and from 1979
  to 1981; former President and
  Director of  Wendell, Safford &
  Co., Inc. (investment counseling
  firm) from 1982 to 1983; former
  Vice President and Director of
  David L. Babson & Co., Inc.
  (investment counseling firm) prior
  to 1978; Director of the Company
  since February 1991.


Directors Whose Term of Office
Will Continue After the Meeting
-------------------------------

THOMAS M. HAYTHE (Class B                             11,660(3)               *
  director), age 59; Partner, Haythe
  & Curley (attorneys) since
  February 1982; Director:
  Novametrix Medical Systems Inc.
  (manufacturer of electronic
  medical instruments), Guest
  Supply, Inc. (provider of hotel
  guest room amenities, accessories
  and products) and Ramsay Youth
  Services, Inc. (provider of youth
  and educational services); Director of
  the Company since June 1986.

JAMES W. STOREY (Class B                              15,660(5)               *
  director), age 64; Consultant since
  January 1993; President,
  Wellingsley Corporation (private
  investment management company)
  from December 1986 through
  December 1992; President and
  Chief Executive Officer of Codex
  Corporation, a subsidiary of
  Motorola, Inc. from 1982 to
  1986; Vice President of Motorola,
  Inc. from 1982 to 1986; Director:
  Progress Software Corporation
  (software); Director of the Company
  since June 1986.


JOHN H. WESTERBEKE, JR.,                           1,248,250(6)            60.4%
  (Class C director), age 58;
  President of the Company since
  1976; Director of the Company
  since 1976; Chairman of the Board
  of Directors of the Company since
  June 1986.

JOHN H. WESTERBEKE, SR.,                                   0                  -
  (Class C director), age 89;
  Founder of the Company;
  Presently serving in various
  engineering capacities with the
  Company; Chairman of the Board
  of Directors of the Company from
  1946 to June 1986.


--------------------
<F*>  Less than one percent.

<F1>  Except as indicated hereafter, each of the persons has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

<F2>  Consists of 6,660 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bench.

<F3>  Includes 6,660 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.

<F4>  Consists of 10,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Safford.

<F5>  Includes 6,660 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.

<F6>  Includes 150,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.


      During the fiscal year ended October 24, 1998 the Board of Directors of the Company met four times. Each of the persons named in the tables above attended at least 75% of the meetings of the Board of Directors and of the meetings of any committee of the Board of Directors on which such person served which were held during the time that such person served.

      The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Bench, Safford and Storey, an Audit Committee, whose members are Messrs. Bench, Haythe, Safford and Storey, a Compensation Committee, whose members are Messrs. Bench, Haythe, Safford and Storey, and an Investment Committee, whose members are Messrs. Safford, Storey and Westerbeke, Jr.

      The Stock Option Committee administers the Company's 1986 Stock Option Plan, the Supplemental Stock Option Plan and the 1996 Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans are granted and made exercisable. The Audit Committee is authorized to recommend to the Board of Directors the engaging and discharging of the independent auditors, and to review with the independent auditors the plans for and the results of the auditing engagement, the scope and results of the Company's procedures for internal auditing, the independence of the auditors and the adequacy of the Company's system of internal accounting controls. The Compensation Committee is authorized to make recommendations to the Board of Directors regarding compensation to be paid to key employees of the Company. The Investment Committee is authorized to formulate investment strategies for the Company and to submit recommendations relating to such investment strategies to the Board of Directors.

      The Audit Committee met once during the fiscal year ended October 24, 1998. The Stock Option Committee, the Compensation Committee and the Investment Committee did not meet during such fiscal year. The Company does not have a Nominating Committee or any committee performing similar functions.

      The directors and officers of the Company, other than Messrs. Bench, Haythe, Safford and Storey, are active in its business on a day-to-day basis. Messrs. Westerbeke, Sr. and Westerbeke, Jr. are father and son. No other family relationships exist between any of the directors and officers of the Company.

      The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.


Compensation of Executive Officers
----------------------------------

      The following table sets forth information for the fiscal years ended October 24, 1998, October 25, 1997 and October 26, 1996 concerning the compensation paid or awarded to the Chief Executive Officer and the other executive officer of the Company.


                         SUMMARY COMPENSATION TABLE

                               Fiscal
                                Year           Annual Compensation
    Name and Principal          Ended      ---------------------------      All Other
         Position              October       Salary           Bonus        Compensation
    ------------------         -------       ------           -----        ------------


John H. Westerbeke, Jr.         1998       $214,488(1)     $ 53,838(2)      $31,622(6)
 President, Chairman of         1997        206,852(3)      130,447(4)       37,262(6)
 the Board of Directors         1996        151,531          80,696(5)       38,647(6)
 and Class C Director

Carleton F. Bryant, III          1998       $ 94,500        $ 72,998              -
 Executive Vice President,       1997         94,500          44,545              -
 Treasurer, Chief                1996         94,500          24,532              -
 Operating Officer and
 Secretary

--------------------
<F1>  Includes $61,842 of salary earned in fiscal year 1998, payment of which has been deferred.

<F2>  Includes a $49,628 bonus earned in fiscal year 1998, payment of which has been deferred.

<F3>  Includes $53,762 of salary earned in fiscal year 1997, payment of which has been deferred.

<F4>  Includes a $125,571 bonus earned in fiscal year 1997, payment of which has been deferred.

<F5>  Includes a $75,000 bonus earned in fiscal year 1996, payment of which has been deferred.

<F6>  Includes amounts ($18,062, $14,750 and $20,357 in fiscal 1998, 1997 and 1996, respectively) reflecting the current dollar value of the benefit to Mr. Westerbeke of premiums paid by the Company with respect to a split-dollar insurance arrangement (see "Employment Agreements" below for a description of such arrangement). Such benefit was determined by calculating the time value of money (using the applicable federal rates) of the premiums paid by the Company in the fiscal years ended October 24, 1998, October 25, 1997 and October 26, 1996 for the period from the date on which each premium was paid until March 31, 2001 (which is the earliest date on which the Company could terminate the agreement and request a refund of premiums paid).


      The Company did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended October 24, 1998.

      The following table sets forth the number and value of options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended October 24, 1998 and the number and value of options held by such executive officers at October 24, 1998.

                     OPTION EXERCISES IN FISCAL 1998 AND
                      OPTION VALUES AT OCTOBER 24, 1998

                                                                   Number of                  Value of Unexercised
                                                                  Unexercised                   In-the-Money(1)
                                                                   Options at                      Options at
                                                                October 24, 1998                October 24, 1998
                           Shares Acquired     Value      ----------------------------    ----------------------------
         Name                On Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
         ----              ---------------    --------    -----------    -------------    -----------    -------------

John H. Westerbeke, Jr.        20,000         $63,800       150,000            -           $231,300            -

Carleton F. Bryant, III             -               -        75,000            -           $115,600            -

<F1>  In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.


Compensation of Directors
-------------------------

      The Company currently pays its directors a fee of $2,000 for attending each meeting of the Board of Directors of the Company.

Employment Agreements
---------------------

      The Company has an Employment Agreement (the "Agreement") with John
H. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, which provides for his employment by the Company at an annual base salary, subject to increases based upon the Consumer Price Index and at the discretion of the Company. During fiscal 1998, Mr. Westerbeke's salary was $212,488, which included $61,842 of salary which has been deferred. The Agreement also provides for payment of a bonus at the discretion of the Board of Directors of the Company. In September 1996, the Board of Directors established an incentive plan for Mr. Westerbeke pursuant to which Mr. Westerbeke will have an annual bonus opportunity, based on net income and increases in sales, in each of the four years beginning with the 1997 fiscal year. Mr. Westerbeke may elect to have all or any part of his base salary or bonus paid as deferred compensation in five annual installments commencing upon his retirement or other termination of employment, or upon a change of control of the Company, as defined in the Agreement. Amounts deferred by Mr. Westerbeke are contributed by the Company to a trust established to hold and invest these funds until such time as the amounts are payable to Mr. Westerbeke. The Agreement also requires the Company to pay premiums for certain life insurance policies on the life of Mr. Westerbeke as described below. The Agreement may be terminated by the Company upon the disability of Mr. Westerbeke, by the Company with or without cause, and by Mr. Westerbeke in the event there has occurred a constructive termination of employment by the Company. In addition, in the event of a change in control of the Company, as defined in the Agreement, Mr. Westerbeke may terminate his employment during the one year period following such change in control, and in such event, the Company will be required to pay him a lump sum cash payment in an amount equal to three times his annual cash compensation during the most recent five taxable years of the Company, less $1,000. In addition, in such circumstances, the Company is required to continue to carry group life and health insurance for Mr. Westerbeke for a three year period and is required to pay any premiums payable on the split-dollar life insurance policies on his life for a three year period. Under the Agreement, Mr. Westerbeke has agreed not to compete with the Company for a period of one year following termination of his employment.

      The Company has entered into a split-dollar insurance arrangement with Mr. Westerbeke, Jr., pursuant to which the Company will pay the premium costs of certain life insurance policies that pay a death benefit of not less than $4,889,403 in the aggregate upon the death of Mr. Westerbeke. Upon surrender of the policies or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to Mr. Westerbeke or his beneficiaries. See footnote
(6) to the "Summary Compensation Table" above for further information on premium payments made by the Company.

      The Company has an agreement with Carleton F. Bryant, III, the Executive Vice President, Treasurer and Chief Operating Officer of the Company, which provides for his employment by the Company at an annual salary of $94,500. Under a related agreement Mr. Bryant agrees not to compete with the Company for a period of three years following the termination of his employment.

      The Company has an agreement with John H. Westerbeke, Sr., a director of the Company, which provides for his employment by the Company at an annual salary of $35,000 until Mr. Westerbeke, Sr. retires. This agreement also provides that following his retirement, Mr. Westerbeke, Sr. will act as consultant to the Company at an annual consulting fee of $30,000. The Company paid Mr. Westerbeke, Sr. $35,000 during fiscal 1998.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934
-------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended October 24, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

      The Company leases a 40-foot sailboat from Mr. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to a lease expiring in July 1999. The Company pays an annual rental to him of $31,920 and also pays approximately $10,000 to $15,000 of annual expenses in connection with the operation and maintenance of the sailboat. The Company makes use of the sailboat to evaluate the performance of its marine engine products and for other corporate purposes. In July 1994, Mr. Westerbeke, Jr. executed a promissory note payable to the Company in the principal amount of $165,000. The proceeds of the loan were used by Mr. Westerbeke, Jr. to purchase the sailboat that is leased to the Company as described above. The loan, which is due June 1, 2004, is payable in equal monthly installments which commenced on July 1, 1994, together with interest at 7.75% per annum and is secured by the sailboat. Management of the Company believes that the terms of the lease and of the secured loan are no less favorable to the Company than it could obtain from an unrelated party.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      Thomas M. Haythe, a Class B director of the Company and a member of the Compensation Committee, is a partner of the New York City law firm of Haythe & Curley, which firm has acted as legal counsel to the Company during the past fiscal year. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

Information Concerning Certain Stockholders
-------------------------------------------

      The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of January 1, 1999, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                              Shares of
                                             Common Stock        Percent
Name and Address                          Owned Beneficially     of Class
----------------                          ------------------     --------

Paul B. Luber                                  133,255(1)         6.9%
  4201 North Oakland Avenue
  Shorewood, Wisconsin 53211

Gerald Bench                                     6,660(2)          *
  17 1/2 Passaic Avenue
  Spring Lake, New Jersey 07762

Thomas M. Haythe                                11,660(3)          *
  237 Park Ave.
  New York, New York 10017

Nicholas H. Safford                             10,100(4)          *
  9 Cleaves Street
  Rockport, Massachusetts 01966


James W. Storey                                 15,660(5)          *
  3 Saddle Ridge Road
  Dover, Massachusetts 02030

John H. Westerbeke, Jr.                      1,248,250(6)        60.4%
  Avon Industrial Park
  Avon, Massachusetts 02322

John H. Westerbeke, Sr                               0             -
  Avon Industrial Park
  Avon, Massachusetts 02322

Carleton F. Bryant, III                         75,000(7)         3.8%
  Avon Industrial Park
  Avon, Massachusetts 02322

All Directors and Officers as a Group
 (seven persons)                             1,367,330(2)        62.9%
                                           (3)(4)(5)(6)(7)

--------------------
<F*>  Less than one percent.

<F1>  Information as to these holdings is based upon a report on Schedule
      13D filed with the Securities and Exchange Commission by Mr. Paul B. Luber. Such report indicates that Mr. Luber has sole voting and dispositive power with respect to 133,255 shares, of which 53,555 shares are directly owned by Mr. Luber and 79,700 shares are owned by Great Lakes Capital Holdings, LLP, a limited liability partnership of which Mr. Luber is a general partner.

<F2>  Consists of 6,660 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bench.

<F3>  Includes 6,660 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.

<F4>  Consists of 10,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Safford.

<F5>  Includes 6,660 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.

<F6>  Includes 150,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.

<F7>  Consists of 75,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bryant.

      To the Company's knowledge, there have been no significant changes in stock ownership or control of the Company as set forth above since January 1, 1999.


           II.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has selected KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending October 23, 1999. The Board of Directors considers KPMG Peat Marwick LLP to be eminently qualified.

      Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

      The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the Company for the Company's fiscal year ending October 23, 1999. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

      A representative of KPMG Peat Marwick LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                             III.  OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters, which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                             IV.  MISCELLANEOUS

      If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

      All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

      It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

      Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company by November 4, 1999 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by January 19, 2000 of an intent to be present at the 2000 Annual Meeting of Stockholders of the Company in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-K
--------------------------

      A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended October 24, 1998, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Westerbeke Corporation, Avon Industrial Park, Avon, Massachusetts 02322.



Avon, Massachusetts
March 5, 1999


                           WESTERBEKE CORPORATION

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MARCH 29, 1999

                                COMMON STOCK

      The undersigned, a stockholder of WESTERBEKE CORPORATION, does hereby appoint John H. Westerbeke, Jr. and Thomas M. Haythe, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, March 29, 1999 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

      The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                    SIDE


[X]   Please mark
      votes as in
      this example.

      The Board of Directors favors a vote "FOR" each item.

      The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either of Items 1 or 2 they will be voted in favor of the Item(s) for which no direction is indicated.

      1.  Election of Class A Directors
          Nominees:  Gerald Bench and
                     Nicholas H. Safford
          FOR              WITHHELD
          [ ]                [ ]


[ ]  ______________________________________
     For all nominees except as noted above

      2.  Ratification of appointment
          of KPMG Peat Marwick LLP as
          independent auditors for fiscal 1999.
          FOR      AGAINST      ABSTAIN
          [ ]        [ ]          [ ]

                                                      MARK HERE
                                                      FOR ADDRESS
                                                      CHANGE AND
                                                      NOTE AT LEFT   [ ]

                                    PLEASE MARK, SIGN, DATE AND RETURN
                                    THIS PROXY CARD PROMPTLY USING THE
                                    ENCLOSED ENVELOPE.

                                    IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.


Signature: ____________  Date: ______  Signature: ____________ Date: ______